EXHIBIT 10.2

REINSTATEMENT AND FIRST AMENDMENT

TO

PURCHASE AND SALE AGREEMENT

This Reinstatement and First Amendment to Purchase and Sale Agreement (this “Amendment”) is entered into as of the later of the dates set forth below the Parties signatures hereto (the “Amendment Effective Date”), by and between NPH VENTURES, LLC, a Delaware limited liability company (“Seller”), and MEDALIST DIVERSIFIED, INC., a Maryland corporation (“Purchaser”).  Seller and Purchaser are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of July 21, 2026 (the “Original Agreement” or the “Agreement”), with respect to that certain parcel of land lying and being situated in Denton County, Texas, and being more particularly described on Exhibit A to the Original Agreement, commonly known as 8600 Highway 377, Aubrey, Texas 76258 (the “Property”);

WHEREAS, Purchaser delivered a Termination Notice dated August 18, 2026 to Seller and the Title Company (as defined in the Original Agreement), terminating the Agreement pursuant to Section 1.04(a) thereof (the “Termination Notice”);

WHEREAS, the Escrow Deposit (as defined in the Original Agreement) in the amount of One Hundred Twenty-Two Thousand and No/100 Dollars ($122,000.00) was not refunded and remains in the Title Company’s possession; and

WHEREAS, the Parties mutually desire to reinstate the Agreement as if the Termination Notice had never been delivered, and to amend the Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

Section 1.Defined Terms.  All capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Original Agreement.

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Section 2.Reinstatement of Agreement.  Effective as of the Amendment Effective Date, the Parties hereby agree to reinstate the Agreement in its entirety, as if the Termination Notice had never been delivered by Purchaser. From and after the Amendment Effective Date, the Agreement shall be and is hereby deemed to be in full force and effect, as modified by this Amendment. The Parties acknowledge and agree that the delivery of the Termination Notice and the purported termination of the Agreement shall be of no further force or effect.

Section 3.Amendment to Purchase Price.  Section 1.02 of the Agreement is hereby amended and restated to provide that the Purchase Price for the Property shall be FIVE MILLION FOUR HUNDRED FOUR THOUSAND EIGHT HUNDRED SIXTY-FOUR AND NO/100 DOLLARS ($5,404,864.00).

Section 4.Escrow Deposit.  The Parties acknowledge and agree that the Escrow Deposit in the amount of One Hundred Twenty-Two Thousand and No/100 Dollars ($122,000.00) was not refunded following delivery of the Termination Notice and remains in the Title Company’s possession. Such Escrow Deposit shall continue to serve as the Escrow Deposit under the Agreement, as reinstated and amended hereby, and shall be applied in accordance with the terms thereof.

Section 5.Inspection Period.  Notwithstanding Section 1.04(a) of the Agreement or any other provision to the contrary, the Parties acknowledge and agree that the Inspection Period is extended by this Amendment, and that Section 1.04(a) of the Agreement is amended such that the Inspection Period shall now expire at 5:00 p.m. Central Time on the seventh (7th) day after the Amendment Effective Date.

Section 6.Closing Date.  Section 3.01 of the Agreement is hereby amended to provide that the Closing shall occur on or before September 30, 2026 (the “Closing Date”), subject to any Closing Date extension rights expressly provided under the Agreement.

Section 7.Broker Fees.  The Parties acknowledge that (i) Seller and Cushman & Wakefield, Inc. (“Seller’s Broker”, and together with Broker, the “Brokers”) have agreed to amend that certain Exclusive Authorization to Sell, executed April 29, 2026, and made by and between Seller and Seller’s Broker to reduce the overall commission due to Seller’s Broker to 3.0% of the Purchase Price less $43,000; and (ii) that the Brokers have agreed to evenly split said commission, payable by Seller at Closing.

Section 8.Ratification.  Except as expressly modified, amended, or supplemented by this Amendment, all of the terms, covenants, conditions, and provisions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall control and govern.

Section 9.Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. The Parties agree that signatures transmitted by electronic mail in portable document format (.pdf) or by other electronic means shall be deemed original signatures and shall be binding upon the Parties.

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Section 10.Governing Law.  To the extent not otherwise governed by the provisions of the Original Agreement, this Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of law principles.

Section 11.Entire Agreement.  This Amendment, together with the Original Agreement as reinstated and amended hereby, and all exhibits and schedules attached thereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, warranties, and agreements between the Parties with respect thereto.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the Amendment Effective Date first written above.

SELLER:

NPH VENTURES, LLC

a Delaware limited liability company

By:	/s/ Michael J. Plank

________________________________________

Name:Michael J. Plank

Title:President and CEO

Date:September 3, 2026

PURCHASER:

MEDALIST DIVERSIFIED, INC.

a Maryland corporation

By:	/s/ C. Brent Winn, Jr.

Name:C. Brent Winn, Jr.

Title:Chief Financial Officer

Date:September 3, 2026

[continued on next page]

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The undersigned hereby join in the execution of this Amendment solely to acknowledge and agree to the terms set forth in Section 7 herein.

BROKERS:

CUSHMAN & WAKEFIELD, INC.

By:	/s/ Russell Train
Name:	Russell Train
Title:	Authorized Representative

WESTWOOD NET LEASE ADVISORS LLC

By:	/s/ Jason Simon
Name:	Jason Simon
Title:	Vice President

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